UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2019

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCTF	The NASDAQ Stock Market LLC

Item 2.05.   Costs Associated with Exit or Disposal Activities
On May 1, 2019, Bank 34, the wholly-owned subsidiary of Bancorp 34, Inc. (the "Company"), took steps to exit Bank 34's operations with respect to originating residential mortgage loans for sale into the secondary market ("Mortgage Banking").  Bank 34 believes that this transaction aligns with its strategic goal of reducing its reliance on an earnings stream that can be more cyclical and volatile, while increasing its reliance on the more stable earnings from its core commercial banking business.  Bank 34 conducts Mortgage Banking operations through nine loan production offices and its four full-service banking centers.  The Company has determined that these actions constitute a commitment to a plan of exit or disposal of certain long-lived assets (through sale or abandonment) and termination of employees in connection with exiting Mortgage Banking operations.  Bank 34 will continue its traditional banking operations through its four full-service banking centers.
Another financial institution has offered employment to a majority of Bank 34's employees who are involved in Bank 34's Mortgage Banking operations.  Bank 34 expects its exit from its Mortgage Banking operations to be substantially completed during the second quarter of 2019.
In connection with these actions, the Company expects to incur pre-tax charges between $100,000 to $150,000 for severance and related benefit costs, $400,000 to $550,000 for asset and technology-related charges, $50,000 to $500,000 for termination of real property leases and $50,000 for other charges.  The amount of the charges for real property leases will depend on Bank 34's ability to sublease its Mortgage Banking offices.  The total charges resulting from this plan are expected to be between $600,000 and $1.2 million, which will be recognized during the second quarter of 2019. The Company expects the plan will result in total cash payments in the range of $600,000 to $1.2 million, which are expected to be made during 2019.  The Company expects that Bank 34 will remain "well capitalized" for regulatory capital purposes following completion of the exit activities.
Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing and costs of Bank 34's exiting Mortgage Banking operations. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: risks relating to the completion of the proposed transactions, including the risk that conditions to the completion of the employee transfer not being satisfied; any difficulties associated with requests or directions from governmental authorities; unexpected costs, delays, charges or expenses; and factors generally affecting the business, operations, and financial condition of the Company and Bank 34.

Item 9.01.   Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: May 7, 2019	By: /s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer